Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 2, 2015, in the Registration Statement (Form F-1) and related Prospectus of P.V Nano Cell Ltd. dated September 2, 2015.

/S/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	Kost Forer Gabbay & Kasierer
September 2, 2015	A Member of Ernst & Young Global